UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2021

THE OLB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52994	13-4188568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Park Avenue, Suite 1700, New York, NY	10166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 278-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OLB	Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement

On November 24, 2021, The OLB Group, Inc. (“we,” “us,” “our,” and the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) dated as of November 24, 2021 with FFS Data Corporation (“Seller”) whereby it acquired a portfolio of merchants in the CBD industry, along with other merchants (individually, a “Merchant” and, collectively, the “Merchants”) utilizing financial transaction processing services (the “Purchased Assets”) conducted by Seller (the “Transaction”). In addition to the Purchased Assets, the Company purchased customer lists, intellectual property and net revenue, residuals, rebates, or credits relating to the Purchased Assets accruing from October 1, 2021.

The purchase price is $18 million, with $16 million being paid at closing and $2 million being held in an escrow account and becoming payable within six (6) months after the closing (the “Escrowed Funds”) and subject to an adjustment based on the revenue and residuals generated by the Purchased Assets. The Escrowed Funds will be adjusted whereby, if there is an average revenue shortfall percentage of 20% or less, then the full amount of the Escrowed Funds shall be released to Seller one year from the closing date of November 24, 2021. If the average revenue shortfall is more than 20%, then the Escrowed Funds will be released to Seller in pro rata amounts using the percentage basis of the funds that is more than 20%. As an illustration, if the average revenue shortfall is 30%, the Escrowed Funds shall be released to Seller in the amount of $1,800,000.00 (using an attrition adjustment of 10%).

The Agreement contains a restrictive covenant whereby for a period of ten (10) years from the closing, none of Seller, including its any of its principals, executives, officers, directors, managers, employees, salespersons, or entities in which such principal has any interest, will directly or indirectly (i) induce, attempt to induce, interfere with, disrupt or attempt to disrupt any past, present or prospective business relationship, solicit, market to, endeavor to obtain as a customer, or contract with any Merchant in order to provide services to such Merchant in competition with the Company; or (ii) solicit or interfere with, disrupt or attempt to disrupt any past, present or prospective business relationship, contractual or otherwise any person or entity that is a party to any contract assigned to the Company to terminate its contractual or business relationship with the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Asset Purchase Agreement dated November 24, 2021 by and between the Company and FFS Data Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2021

THE OLB GROUP

By:	/s/ Ronny Yakov
Name: Title:	Ronny Yakov Chief Executive Officer

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